CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-116351 on Form N-1A of our reports dated September 16, 2020, relating to the financial statements and financial highlights of One Choice® Portfolio: Very Conservative, One Choice® Portfolio: Conservative, One Choice® Portfolio: Moderate, One Choice® Portfolio: Aggressive, One Choice® Portfolio: Very Aggressive, One Choice® In Retirement Portfolio, One Choice® 2020 Portfolio, One Choice® 2025 Portfolio, One Choice® 2030 Portfolio, One Choice® 2035 Portfolio, One Choice® 2040 Portfolio, One Choice® 2045 Portfolio, One Choice® 2050 Portfolio, One Choice® 2055 Portfolio, and One Choice® 2060 Portfolio, each a series of American Century Asset Allocation Portfolios, Inc., appearing in the Annual Report on Form N-CSR of American Century Asset Allocation Portfolios, Inc. for the year ended July 31, 2020, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 21, 2020